Exhibit 10.11

CONTRIBUTION AGREEMENT

WHALE HOLDINGS LLC

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of August 9, 2007 by and between Panda Interests LLC, a Virginia limited liability company (the “Panda Investment Entity”), Mercer Interests LLC, a Delaware limited liability company (the “Mercer Investment Entity”) (the Panda Investment Entity and the Mercer Investment Entity, individually, an “Investment Entity” and, collectively, the “Investment Entities”), DuPont Fabros Technology, L.P., a Maryland limited partnership (the “OP”) and operating subsidiary of DuPont Fabros Technology, Inc., a Maryland corporation (“DF REIT”), and, solely for purposes of Article II hereof, the Principals (as defined herein);

WHEREAS, in connection with the initial public offering (the “IPO”) of shares of common stock, par value $0.001 per share, of DF REIT, DF REIT, the OP and their affiliates will complete a series of related transactions (collectively with the IPO, the “IPO Transactions”);

WHEREAS, in connection with the IPO Transactions, each Investment Entity desires to contribute to the OP, and the OP desires to acquire, all right, title and interest of each Investment Entity in and to the interests held by each Investment Entity listed on Exhibit A hereto (the “Interests”) in exchange for units of limited partnership interest in the OP (the “OP Units”) and/or United States dollars (“Cash”), on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the Contributions (as hereinafter defined) and related transactions, each Investment Entity intends to direct the OP to pay the consideration it receives in connection with its respective Contribution directly to each member of such Investment Entity (each member of the Panda Investment Entity, a “Panda Member” and each member of the Mercer Investment Entity, a “Mercer Member”) (each Panda Member and Mercer Member, a “Member” and, collectively, the “Members”) or its designees based on an election by each Member as to the form of consideration the Member desires to receive; and

WHEREAS, DF REIT and the OP have previously delivered to each Member a Confidential Election Memorandum dated July 5, 2007 (the “CEM”), including a Consideration Election and Consent Form (the “Election Form”), pursuant to which, among other things, subject to certain conditions and eligibility requirements set forth in the CEM, DF REIT and the OP offered each Member the right to elect to receive, in connection with the applicable Contribution, either (i) Cash, (ii) if eligible, OP Units, or (iii) if eligible, a combination of Cash and OP Units in respect of such Member’s interest in the applicable Investment Entity.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I: CONTRIBUTION

1.1 Contributions.

(a) Subject to the terms and conditions hereof, each Investment Entity agrees to contribute or otherwise transfer to the OP, and the OP agrees to acquire and accept from each Investment Entity, on the date of the Closing (as defined below), all right, title and interest of each Investment Entity in and to the respective Interests held by each Investment Entity (each, a “Contribution” and collectively, the “Contributions”).

(b) Subject to the terms and conditions hereof, at the Closing, the OP agrees to assume from each Investment Entity and thereafter pay, honor, discharge and perform, in accordance with their respective terms, all of such Investment Entity’s liabilities and obligations with respect to the Interests (the “Assumed Liabilities”).

1.2 Issuance of OP Units and/or Cash.

(a) At the Closing (as defined below), as consideration for the Contributions and pursuant to the duly executed Election Form submitted by each Member as of the date hereof, and without any further action on the part of any such Member (with certain terms defined in Exhibit B hereto), at the direction of the respective Investment Entities, the OP will:

(i) pay to each Panda Member who has validly elected to receive Cash in accordance with such Panda Member’s Election Form an amount of Cash equal to (x) the product of (A) the Panda Member’s Share of the Panda Aggregate Exchange Amount multiplied by (B) such Panda Member’s Cash Percentage multiplied by (C) 92.0%, less (y) any amounts the OP determines it may be required to withhold for tax purposes;

(ii) issue to each Panda Member who has validly elected to receive OP Units in accordance with such Panda Member’s Election Form a number of OP Units equal to (x) the product of (A) the Panda Member’s Share of the Panda Aggregate Exchange Amount multiplied by (B) such Panda Member’s OP Unit Percentage divided by (y) the IPO price of a share of DF REIT common stock;

(iii) pay to each Mercer Member who has validly elected to receive Cash in accordance with such Mercer Member’s Election Form an amount of Cash equal to (x) the product of (A) the Mercer Member’s Share of the Mercer Aggregate Exchange Amount multiplied by (B) such Mercer Member’s Cash Percentage multiplied by (C) 92.0%, less (y) any amounts the OP determines it may be required to withhold for tax purposes; and

(iv) issue to each Mercer Member who has validly elected to receive OP Units in accordance with such Mercer Member’s Election Form a number of OP Units equal to (x) the product of (A) the Mercer Member’s Share of the Mercer Aggregate Exchange Amount multiplied by (B) such Mercer Member’s OP Unit Percentage divided by (y) the IPO price of a share of DF REIT common stock

The “Panda Aggregate Exchange Amount” has the meaning set forth in Exhibit B hereto.

A “Panda Member’s Share of the Panda Aggregate Exchange Amount” means the product of (i) the Panda Aggregate Exchange Amount multiplied by (ii) such Panda Member’s percentage interest in the liquidation of the Panda Investment Entity (as determined by the limited liability company agreement of the Panda Investment Entity).

A “Panda Member’s Cash Percentage” means the percentage of the consideration that such Panda Member is entitled to receive in Cash in connection with the Contribution made by the Panda Investment Entity in accordance with such Panda Member’s Election Form (after taking into account any adjustment made by DF REIT to the percentage of the consideration to be received in Cash by a Member, as described in the CEM).

A “Panda Member’s OP Unit Percentage” means the percentage of the consideration that such Panda Member is entitled to receive in OP Units in connection with the Contribution made by the Panda Investment Entity in accordance with such Panda Member’s Election Form (after taking into account any adjustment made by DF REIT to the percentage of the consideration to be received in Cash by a Member, as described in the CEM).

The “Mercer Aggregate Exchange Amount” has the meaning set forth in Exhibit B hereto.

A “Mercer Member’s Share of the Mercer Aggregate Exchange Amount” means the product of (i) the Mercer Aggregate Exchange Amount multiplied by (ii) such Mercer Member’s percentage interest in the liquidation of the Mercer Investment Entity (as determined by the limited liability company agreement of the Mercer Investment Entity).

A “Mercer Member’s Cash Percentage” means the percentage of the consideration that such Mercer Member is entitled to receive in Cash in connection with the Contribution made by the Mercer Investment Entity in accordance with such Mercer Member’s Election Form (after taking into account any adjustment made by DF REIT to the percentage of the consideration to be received in Cash by a Member, as described in the CEM).

A “Mercer Member’s OP Unit Percentage” means the percentage of the consideration that such Mercer Member is entitled to receive in OP Units in connection with the Contribution made by the Mercer Investment Entity in accordance with such Mercer Member’s Election Form (after taking into account any adjustment made by DF REIT to the percentage of the consideration to be received in Cash by a Member, as described in the CEM).

(b) Any Member that (i) did not complete both the Election Form and an Investor Questionnaire, the form of which was attached as an exhibit to the CEM (the “Investor Questionnaire”), and return them to DF REIT on or before the deadline for electing consideration in the Contribution set forth in the CEM (the “Election Deadline”), subject to the right of the OP, in its sole and absolute discretion, to accept such forms after the Election Deadline and prior to the initial filing by DF REIT of its registration statement, to the extent practicable, (ii) is not an Eligible Member (as defined in the CEM), or (iii) did not specify a desired form of consideration to be received in the Contribution, will be deemed to have elected to receive Cash, and no OP Units will be issued to such Member.

(c) The rights of holders of the OP Units as of the Closing will be as set forth in the Amended and Restated Agreement of Limited Partnership of the OP (the “OP Agreement”).

(d) The OP shall issue OP Units only to those Members who have (i) made each of the representations and warranties set forth in Exhibit C hereof (which representations were included in the CEM) and (ii) executed and delivered a Limited Partner Acceptance substantially in the form attached hereto as Exhibit D (the “Limited Partner Acceptance”) pursuant to Section 1.3 hereof. The name of each Member, and the number of OP Units issued to such Member, shall be recorded in the books and records of the OP.

(e) The OP shall issue the OP Units to each Investment Entity or, at the option of either or both of the Investment Entities, directly to the members of the Investment Entities (or their designees), in accordance with written instructions provided to the OP by each Investment Entity setting forth the name and address of, and the number of OP Units received by, each Member or other person, provided that each such person (i) makes each of the representations and warranties set forth in Exhibit C hereof and (ii) has executed and delivered the Limited Partner Acceptance. The name of each Investment

Entity or, if applicable, Members or other persons, and the number of OP Units issued to each Investment Entity or, if applicable, to Members or other persons, shall be recorded in the books and records of the OP.

(f) The parties acknowledge that the issuance by the OP of Cash and/or OP Units in exchange for the Interests is intended to qualify for nonrecognition of gain to each Investment Entity pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.3 Admission as a Limited Partner. Upon execution and delivery of the Limited Partner Acceptance by the Members, at the Closing, and subject to the completion of the Closing, Members who, pursuant to the CEM and the Election Form, receive OP Units in connection with this Agreement, shall be admitted as limited partners of the OP and, as such, shall be subject to, and bound by, the OP Agreement, including the power of attorney granted therein and all the terms and conditions thereof.

ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

INVESTMENT ENTITIES AND PRINCIPALS

As a material inducement to the OP to enter into this Agreement and to consummate the transactions contemplated hereby, each Investment Entity and each of Lammot J. du Pont and Hossein Fateh (collectively, the “Principals”) hereby makes to the OP each of the representations, warranties and covenants set forth in this Article II. The representations and warranties set forth in this Article II are true and correct as of the date hereof.

2.1 Title to the Interests and Other Assets. Each Investment Entity owns, directly or indirectly, and at the Closing will own beneficially and of record, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party, and has or will have at the Closing full power and authority to convey, the Interests of such Investment Entity and, upon delivery of an assignment by each Investment Entity conveying such Investment Entity’s Interests against payment of the consideration for such Investment Entity’s Interests as herein provided, the OP (or its designee) will acquire good and valid title thereto.

2.2 Organization and Standing. Each Investment Entity and each of its subsidiaries (the “Subsidiaries”) is a limited liability company duly organized, validly existing and in good standing under the law of its jurisdiction of organization, and has the requisite power and authority to own and operate its assets, to carry on its business as currently conducted, and to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Each Investment Entity and each Subsidiary is duly qualified to conduct business as a foreign limited liability company where necessary to be so qualified and is in good standing in the states in which it is so qualified.

2.3 Authority. Each Investment Entity has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of each such Investment Entity pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of its Interests to the OP in accordance with this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of each Investment Entity pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each such Investment Entity, each enforceable in accordance with its respective terms.

2.4 Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by either Investment Entity has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the respective limited liability company agreements of the Investment Entities, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to either Investment Entity.

2.5 Litigation. There is no (a) litigation or proceeding, either judicial or administrative, pending or, to the Investment Entities’ or the Principals’ knowledge, threatened, affecting all or any portion of the Interests or (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Interests, which in the case of (a) and (b) hereof, would impair the Investment Entities’ ability to enter into and perform all of the Investment Entities’ obligations under this Agreement.

2.6 Liabilities. There are no material liabilities related to the Interests, other than the Assumed Liabilities.

2.7 Status as a United States Person. Neither Investment Entity is a foreign person within the meaning of Section 1445 of the Code (“Section 1445”). The U.S. taxpayer identification number of each Investment Entity that has previously been provided to the OP is correct. The office address of each Investment Entity is that most recent address previously provided to the OP. At the time of Closing, each Investment Entity shall provide to the OP a certificate of non-foreign status substantially in the form of Exhibit F hereto.

2.8 No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Investment Entities’ or the Principals’ knowledge, threatened against either Investment Entity, nor are any such proceedings contemplated by either Investment Entity.

2.9 No Brokers. Neither Investment Entity has entered into, and each Investment Entity covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the OP to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

2.10 Securities Laws Matters. The Investment Entities and the Principals each acknowledge that (i) DF REIT and the OP intend the offer and issuance of any OP Units to any Eligible Member (as defined in the CEM) to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws by virtue of the status of such Member as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) acquiring the OP Units in a transaction exempt from registration pursuant to Rule 506 of Regulation D, and (ii) in issuing any OP Units pursuant to the terms of this Agreement, DF REIT and the OP are relying on the representations made by each Member electing to receive OP Units as consideration in the Contribution, as set forth on Exhibit C attached hereto, which representations were set forth in the Investor Questionnaire.

2.11 Terms and Conditions of the Contribution. Each Investment Entity has determined that the terms and conditions of the Contribution, on an overall basis, are fair and reasonable to each such Investment Entity and at least as favorable to each Investment Entity as those that are generally available from persons capable of similarly performing the Contribution.

2.12 Reliance. The Investment Entities and the Principals acknowledge that the OP may rely upon the representations and warranties set forth in Sections 2.1 through 2.11 of this Article II in determining whether to enter into this Agreement.

2.13 Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or third party, including lender consents, necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby by each Investment Entity has been obtained or will be obtained on or before the Closing.

2.14 Indemnity. Each Investment Entity agrees to indemnify, defend, and hold harmless DF REIT and the OP and the respective officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any of the representations or warranties set forth in Sections 2.1 through 2.11 of this Article II. The Principals agree, severally and not jointly, to indemnify, defend and hold harmless DF REIT and the OP and the respective officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any of the representations or warranties set forth in Sections 2.1 through 2.11 of this Article II; provided, however, the indemnification obligation of the Principals hereunder is limited in the case of each Principal solely to the value of the OP Units such Principal will receive in connection with this Agreement based on the initial public offering price in the IPO.

ARTICLE III: REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OP

As a material inducement to the Investment Entities to consummate the transactions contemplated hereby, the OP hereby makes to each of the Investment Entities, each of the representations, warranties and covenants set forth in this Article III. The representations and warranties set forth in this Article III are true and correct as of the date hereof.

3.1 Organization and Standing. The OP is a limited partnership duly organized, validly existing and in good standing under Maryland law, and has the requisite partnership power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The OP is duly qualified to conduct business as a foreign partnership where necessary to be so qualified and is in good standing in the states in which it is so qualified.

3.2 Authority. The OP has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the OP pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver the OP Units and/or Cash to each Investment Entity in accordance with this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the OP pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the OP, each enforceable in accordance with its respective terms.

3.3 Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the OP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its agreement of limited partnership, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the OP.

3.4. Litigation. There is no (a) litigation or proceeding, either judicial or administrative, pending or, to the OP’s knowledge, threatened, affecting all or any portion of the OP Units or (b) outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the OP Units, which in the case of (a) and (b) hereof, would impair the OP’s ability to enter into and perform all of the OP’s obligations under this Agreement.

3.5 OP Units Validly Issued. The OP Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Maryland Revised Uniform Limited Partnership Act or as agreed between the OP and any limited partner in the OP.

3.6 No Brokers. The OP has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Investment Entities to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

3.7 Reliance. The OP acknowledges that the Investment Entities and the Principals may rely upon the representations and warranties set forth in Sections 3.1 through 3.6 of this Article III in determining whether to enter into this Agreement.

3.8 Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the OP has been obtained or will be obtained on or before the Closing.

3.9 Indemnity. The OP agrees to indemnify, defend and hold harmless the Investment Entities, and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any of the representations or warranties set forth in Sections 3.1 through 3.6 of this Article III.

ARTICLE IV: CONDITIONS TO CLOSING

4.1 Conditions to the OP’s Obligation to Close. The obligation of the OP to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the OP):

(a) IPO. The IPO, in such form as DF REIT, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or is occurring simultaneously with the Closing).

(b) Representations and Warranties. The representations and warranties made by each Investment Entity and the Principals pursuant to this Agreement shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at the Closing.

(c) Performance. Each Investment Entity shall have performed and complied in all material respects with all agreements and covenants that each of them is required to perform or comply with pursuant to this Agreement prior to the Closing.

(d) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e) Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders shall have been obtained.

(f) Reliance on Regulation D. The OP shall, based on the advice of its counsel and the representations made by any Member receiving OP Units as consideration in such Member’s Investor Questionnaire, be reasonably satisfied that the issuance and the contemplated distribution of OP Units to any such eligible Member may be made without registration under the Securities Act in reliance on Regulation D under the Securities Act.

(g) Certification of Non-Foreign Status. Each Investment Entity shall complete and provide to the OP a certificate of non-foreign status substantially in the form provided in Section 1.1445-2(b)(2)(iv)(B) of the Treasury regulations.

4.2 Conditions to Each Investment Entity’s Obligation to Close. The obligation of each Investment Entity to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by each Investment Entity):

(a) Representation and Warranties. The representations and warranties of the OP contained in this Agreement shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at the Closing.

(b) Performance. The OP shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(c) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d) Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

4.3 Further Assurances. Each of the parties herein shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE V: CLOSING

5.1 Closing. The closing hereunder (the “Closing”) shall occur on the same day as the closing of the IPO, as close in time to the closing of the IPO as is reasonably practicable under the circumstances.

5.2 Closing Deliveries by each Investment Entity. At the Closing, each Investment Entity shall deliver to the OP:

(a) a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit E (“Assignment Agreement”), pursuant to which (i) such Investment Entity shall convey to the OP or its designee title to the Interests of such Investment Entity, and (ii) the OP shall assume the Assumed Liabilities;

(b) a duly executed Limited Partner Acceptance executed by each Member who has elected to receive OP Units pursuant to this Agreement and the CEM; and

(c) a certificate of non-foreign status substantially in the form of Exhibit F hereto, executed by the appropriate Members.

5.3 Closing Deliveries by the OP. At the Closing, the OP shall deliver to each Investment Entity or, if applicable, the Members, the following:

(a) the OP Units and/or Cash;

(b) a duly executed Assignment Agreement; and

(c) a duly executed Limited Partner Acceptance.

ARTICLE VI: MISCELLANEOUS

6.1 Term of Agreement. This Agreement may be terminated by the mutual consent of the parties at any time before the Closing. If the Closing does not occur by December 31, 2007, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the OP nor any Investment Entity Member shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

6.2 Amendment; Waiver. Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

6.3 Entire Agreement; Counterparts; Applicable Law. This Agreement (a) shall, together with the OP Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland without giving effect to the conflict of law provisions thereof.

6.4 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however,

that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

6.5 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

6.6 Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any U.S. federal or state court located in the State of Maryland (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

6.7 Survival. It is the express intention and agreement of the parties hereto that (a) the representations and warranties of the parties set forth in Sections 2.1 through 2.11 and Sections 3.1 through 3.6 of this Agreement, respectively, shall survive for one (1) year following the Closing, and (b) the covenants and other agreements of the parties set forth in Sections 2.13 through 2.14 and Sections 3.8 through 3.9 of this Agreement, respectively, shall survive for three (3) years following the Closing.

6.8 Third Party Beneficiary. Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

PANDA INTERESTS LLC, a Virginia limited liability company		DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

		By:	DuPont Fabros Technology, Inc.,
By:	/s/ Lammot J. du Pont		a Maryland corporation,
Name:	Lammot J. du Pont		its General Partner
Title:	Manager
		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	Chief Executive Officer
MERCER INTERESTS LLC,
a Delaware limited liability company

By:	/s/ Hossein Fateh
Name:	Hossein Fateh
Title:	Manager
THE PRINCIPALS (solely for purposes of Article II)

/s/ Lammot J. du Pont
Lammot J. du Pont

/s/ Hossein Fateh
Hossein Fateh

[Signature Page to Whale Holdings LLC Contribution Agreement]

EXHIBIT B

Contribution Consideration Calculation

Definitions (to the extent not defined in the Contribution Agreement):

Panda Aggregate Exchange Amount = 0.6118% * DE

Mercer Aggregate Exchange Amount = 0.6118% * DE

DE = Distributable Equity

“Distributable Equity” means, at the time of the IPO, the amount of the aggregate IPO proceeds distributed to all contributors of assets to be owned by DF REIT upon consummation of the IPO.

B-1

EXHIBIT A	Interests

EXHIBIT B	Contribution Consideration Calculation

EXHIBIT C	Form of Accredited Investor Representations

EXHIBIT D	Form of Limited Partner Acceptance

EXHIBIT E	Form of Assignment and Assumption Agreement

EXHIBIT F	Form of FIRPTA Certificate – Non-Foreign Person Affidavit